Exhibit  24.1


                        POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Keiser and Edward W. Moneypenny, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Company's Registration Statement regarding the ORYX ENERGY COMPANY 1997 LONG-TERM INCENTIVE PLAN on Form S-8 under the Securities Act of 1933 and any or all amendments thereto and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


        Signature                Title               Date



/s/ ROBERT L. KEISER      Chairman of the Board,
(Robert L. Keiser)        Chief Executive Officer,
                          President, and Director
                          (principal executive
                          officer)                   May 2, 1997


/s/ JERRY W. BOX          Executive Vice President,
(Jerry W. Box)            Chief Operating
                          Officer,
                          and Director               May 2, 1997


/s/ EDWARD W. MONEYPENNY  Executive Vice President,
(Edward W. Moneypenny)    Chief Operating Officer,
                          and Director               May 2, 1997


/s/ ROBERT L. THOMPSON    Comptroller and Corporate
(Robert L. Thompson)      Planning Director
                          (principal accounting
                          officer)                   May 2, 1997


/s/ WILLIAM E. BRADFORD   Director                   May 2, 1997
(William E. Bradford)

        Signature                Title               Date





/s/ SYLVIA A. EARLE             Director                   May 2, 1997
(Sylvia A. Earle)



/s/ DAVID C. GENEVER-WATLING    Director                   May 2, 1997
(David C. Genever-Watling)



/s/ DAVID S. HOLLINGSWORTH      Director                   May 2, 1997
(David S. Hollingsworth)



/s/ PAUL R. SEEGERS             Director                   May 2, 1997
(Paul R. Seegers)



/s/ IAN L. WHITE-THOMSON        Director                   May 2, 1997
(Ian L. White-Thomson)